SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

  Filed by the Registrant |X|
  Filed by a Party other than the  Registrant  |_| Check the  appropriate
  box:
  |_|  Preliminary Proxy Statement          |_|  Confidential, for Use of
                                                 the Commission Only (as
  |X|  Definitive Proxy Statement                permitted by Rule 14a-6(e)(2))
  |_|  Definitive Additional Materials
  |_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     BT Office Products International, Inc.
                (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  |X|  No fee required.
  |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1)  Title of each class of securities to which transaction applies:


   (2)  Aggregate number of securities to which transaction applies:


   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


   (4)  Proposed maximum aggregate value of transaction:


   (5)  Total fee paid:

   |_|  Fee paid previously with preliminary materials.

   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:


   (2)  Form, Schedule or Registration Statement No.:


   (3)  Filing party:


   (4)  Date filed:

                     BT OFFICE PRODUCTS INTERNATIONAL, INC.
                            2150 East Lake Cook Road
                          Buffalo Grove, IL 60089-1877
                                 (847) 793-7500
                           ---------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be Held on May 29, 1997


         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Meeting") of BT Office Products International, Inc., a Delaware corporation (the "Company"), will be held at the Drake Hotel, 140 East Walton Place, Chicago, Illinois 60611 at 10:00 a.m. on Thursday, May 29, 1997, for the following purposes:

         1. To elect six directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

         2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending December 31, 1997; and

         3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.


         The close of business on March 31, 1997 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. All holders of record of common stock of the Company at that date are entitled to vote at the Meeting or any adjournment or postponement thereof.

                                       By Order of the Board of Directors,

                                       /s/ John J. McKiernan
                                       ---------------------
                                       John J. McKiernan
                                       Secretary


Buffalo Grove, Illinois
March 31, 1997


It is important that your shares be represented at the Meeting regardless of the number of shares you hold. Please complete, sign and mail the enclosed Proxy in the accompanying envelope even if you intend to be present at the Meeting. Returning the Proxy will not limit your right to vote in person or to attend the Meeting, but will ensure your representation if you cannot attend. If you hold shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the proxy material. If so, please sign and return each of the proxy cards that you receive so that all of your shares may be voted.


                                     [LOGO]

                     BT OFFICE PRODUCTS INTERNATIONAL, INC.
                            2150 East Lake Cook Road
                          Buffalo Grove, IL 60089-1877
                                 (847) 793-7500
                           ---------------------------


                                 PROXY STATEMENT

                           ---------------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BT Office Products International, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Drake Hotel, 140 East Walton Place, Chicago, Illinois 60611 on Thursday, May 29, 1997, at 10:00 a.m., and at any postponements or adjournments thereof. This Proxy Statement and the related proxy card are first being mailed to stockholders on or about March 31, 1997.

         Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), as of the close of business on March 31, 1997 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 33,471,000 shares of Common Stock issued and outstanding, each of which is entitled to one vote. There is no other class of voting securities issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will be necessary to constitute a quorum for the transaction of business at the Meeting.

         All shares represented by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any proxies do not contain voting instructions, the shares represented by such proxies will be voted FOR the election of the nominees for director listed below and FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending December 31, 1997. It is not anticipated that any matters other than those set forth in this Proxy Statement will be brought before the Meeting. If any other matters properly come before the Meeting, the shares represented by all properly executed proxies will be voted in accordance with the judgment of the persons named on such proxies. Shares abstaining, and shares held in street name as to which a broker has not voted on some matters but has voted on other matters ("Broker Non-Votes"), will be included in determining whether a quorum exists at the Meeting. Approval of each matter specified in the Notice of Meeting requires the affirmative vote of a majority of shares of Common Stock present in person or by proxy at the Meeting entitled to vote thereon. Stockholders may not cumulate their votes. In determining whether a proposal specified in the Notice of Meeting has received the requisite number of affirmative votes, abstentions and Broker Non-Votes will have the same effect as votes against the proposal.

         Any stockholder who executes and delivers a proxy may revoke it at any time prior to its exercise at the Meeting by (1) delivering to the Secretary of the Company a duly executed proxy bearing a later date; (2) filing a written notice of revocation with the Secretary of the Meeting; or (3) appearing at the Meeting and voting in person.

         In addition to solicitations by mail, some directors, officers and employees of the Company may solicit proxies for the Meeting personally or by telephone or telegram without extra remuneration therefor. The Company will also provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, with proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so. The costs of soliciting proxies will be borne by the Company.

                  THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT HAS BEEN DELIVERED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULE, THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO BT OFFICE PRODUCTS INTERNATIONAL, INC., 2150 EAST LAKE COOK ROAD, BUFFALO GROVE, ILLINOIS 60089-1877 (TELEPHONE NUMBER: (847) 793-7500), ATTENTION: CORPORATE SECRETARY.


                              ELECTION OF DIRECTORS

Nominees

         The Board of Directors has nominated six persons for election as directors of the Company at the Meeting, each to serve until the 1998 Annual Meeting of Stockholders of the Company and until his successor shall have been duly elected and qualified. All of the nominees are currently serving as directors of the Company.

         Each nominee has consented to be named in this Proxy Statement and to serve if elected. If, prior to the Meeting, any nominee should become unavailable to serve for any reason, the shares represented by all properly executed proxies will be voted for such alternate individual as shall be designated by the Board of Directors, unless the Board of Directors shall determine to reduce the number of directors pursuant to the By-laws of the Company.

         Certain information regarding each nominee is set forth below, including such individual's age and principal occupations, a brief account of business experience during at least the last five years, other directorships currently held and the year in which the individual was first elected a director of the Company.

         Frank J. de Wit, age 57, has served as the Chairman of the Company's Board of Directors since June 1996, as a member of the Company's Board of Directors since February 1995 and as the Chairman of the Executive Board of NV Koninklijke KNP BT ("KNP BT") since May 1996. Mr. de Wit was Deputy Chairman of the Executive Board of KNP BT from March 1993 to April 1996 and was Chairman of the Board of Management of N.V. Koninklijke KNP ("KNP"), a predecessor of KNP BT, from January 1983 to March 1993. Mr. de Wit currently serves as a member of the Supervisory Board of AEGON N.V. (a Netherlands insurance company), a member of the Supervisory Board of Societe Generale de Banque (a Belgium banking company) and a member of the Supervisory Board of Koninklijke Nijverdal-Ten Cate nv (a Netherlands textile manufacturing company).

         Rudolf A.J. Huyzer, age 55, has served as a member of the Company's Board of Directors since December 1990 and as President and Chief Executive Officer of the Company since April 1995. Mr. Huyzer has also been a member of the Executive Board of the Distribution Group of KNP BT since January 1996. He previously served as President of the Office Products Division of KNP BT, which division was responsible for administering KNP BT's office products distribution businesses in the United States and Europe, since 1990, and prior to that as President of the then combined Paper Merchanting and Office Products Division of KNP BT since 1988. Prior to joining KNP BT, Mr. Huyzer was a member of the Executive Board of Wegener N.V., now known as Wegener Arcade N.V., a Netherlands publishing, printing and distribution company from 1985 to 1988.

         Rob W.J.M. Bonnier, age 53, a member of the Company's Board of Directors since February 1995, has also served as a member of the Executive Board of KNP BT since March 1993. From January 1983 to March 1993, Mr. Bonnier was a member of the Board of Management of KNP. In addition, Mr. Bonnier is a member of the Supervisory Board of each of NV Koninklijke Sphinx Gustavsberg (a Netherlands porcelain manufacturing company), N.V. Gelderse Papiergroep (a Netherlands paper manufacturing company), Alpinvest NV (a Netherlands venture capital firm) and Omnigraph N.V. (a Netherlands distribution company), the Chairman of the Supervisory Board of Orange Midcap Fund N.V. (a Netherlands company), and a member of the Council of the Amsterdam Stock Exchange.

         Lorrence T. Kellar, age 59, has served as a member of the Company's Board of Directors since January 1996. Mr. Kellar has been a Vice President-Real Estate of K-Mart Corporation since May 1996. Mr. Kellar also currently serves as a member of the Board of Directors of the Multi-Color Corporation and as a trustee of the Bartlett Management Trust, a mutual fund investment company. He previously served as Group Vice President of Kroger Co. from 1986 to April 1996 and as a member of the Board of Directors of the U.S. Shoe Corporation from May 1986 to May 1995.

         Frans H.J. Koffrie, age 44, a member of the Company's Board of Directors since January 1996, has also served as a member of the Executive Board of KNP BT since March 1993. He previously served as a member of the Executive Board of the VRG Groep N.V. from April 1990 to March 1993.

         Philip E. Beekman, age 65, has served as a member of the Company's Board of Directors since December 1996. Mr. Beekman has been President and Chief Executive Officer of Owl Hollow Enterprises, Inc., a consulting and investment company, since June 1982. Mr. Beekman also currently serves as a member of the Board of Fischer Scientific International, Inc., Mafco Consolidated Group, Inc., The General Chemical Group, Inc. and Linens 'n Things, Incorporated. He previously served as President and Chief Operating Officer of Seagram Company, Ltd. from January 1977 to June 1986 and, prior thereto, as President of Colgate Palmolive International from March 1973 to December 1976.


          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                           ALL NOMINEES FOR DIRECTOR.

         The Board of Directors met seven times and acted by written consent four times during the period from January 1 to December 31, 1996 ("Fiscal 1996"). No incumbent director during Fiscal 1996 attended fewer than 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (2) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

         The Board has three standing committees. The principal responsibilities of each of the standing committees and the members of such committees are set forth below.

         1. Audit Committee. The Audit Committee: (i) makes recommendations to the Board as to the independent accountants to be appointed by the Board; (ii) reviews with the independent accountants the scope of their examinations; (iii) receives the reports of the independent accountant for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) reviews, either directly or indirectly or through independent accountants, the internal accounting and auditing procedures of the

                  Company; (v) reviews related party transactions; and (vi) performs such other functions as may be assigned to it from time to time by the Board. The Audit Committee currently consists of Messrs. Kellar and Beekman. The Audit Committee held nine meetings in Fiscal 1996.

         2. Compensation Committee. The Compensation Committee: (i) oversees compensation policies for executive officers of the Company; (ii) approves salaries and bonuses for such officers; and (iii) administers the Company's 1995 Stock Option Plan. The Compensation Committee currently consists of Messrs. Koffrie, Kellar, and Beekman. The Compensation Committee held five meetings and acted by written consent twice in Fiscal 1996.

         3. Executive Committee. The Executive Committee has the authority to exercise all of the powers of the Board of Directors, with the exception of those powers which may only be exercised by the Board of Directors in accordance with the Delaware General Corporation Law. The Executive Committee currently consists of Messrs. de Wit, Huyzer and Koffrie. The Executive Committee did not formally meet during Fiscal 1996.

         The Board of Directors does not have a nominating committee.

Compensation of Directors

         Directors who are not employees of the Company receive an annual fee of $20,000 plus a per diem fee of $1,000 for their service on the Board and the Chairman of the Board of Directors receives an annual fee of $30,000 plus a per diem fee of $1,500. For committee meetings of the Board of Directors held on a day other than the day of a Board meeting, members receive a per diem fee of $1,000 and the Chairman of the committee receives a per diem fee of $1,500. For each committee meeting held on the same day of a Board meeting, the committee Chairman receives a fee of $500. A per diem fee of $500 is also paid to each Board member for participation in telephonic meetings of the Board and its committees. Directors who are employees of the Company do not receive annual or per diem fees. All directors are reimbursed for expenses incurred in attending meetings.

                               EXECUTIVE OFFICERS

         The Board of Directors appoints the Company's executive officers. Certain information concerning the Company's executive officers is set forth below, except that information concerning Mr. Huyzer is set forth above under "Election of Directors." There are no family relationships among any of the directors or executive officers of the Company.

         John J. McKiernan, age 59, has served as the Company's Vice President-Finance and Administration and Chief Financial Officer since January 1995 and as Secretary of the Company since April 1995. Prior to his appointment to those positions, he served principally as the Vice President-Finance and Administration for Unisource, the former paper products distribution subsidiary of Alco Standard Corporation, from May 1982 until June 1994. Mr. McKiernan is a certified public accountant. Effective on or about March 31, 1997, Frank J. Leonard, the current Controller and Chief Accounting Officer of the Company, will succeed Mr. McKiernan as Vice President-Finance and Chief Financial Officer of the Company and Thomas F. Cullen, the current Vice President, General Counsel of the Company, will succeed Mr. McKiernan as Secretary of the Company.

         Richard C. Dubin, age 55, has served as Regional President, Midwest Region of the Company since January 1997, as a Vice President of the Company since April 1995 and as Regional President, Midwest-West Region of the Company from January 1995 to January 1997. Mr. Dubin previously was the President of BT Buschart Office Products, Inc. ("BT Buschart") from April 1990 through December 1994. Mr. Dubin was the President of Buschart Office Products, Inc., a contract stationer serving the St. Louis metropolitan area and the predecessor of BT Buschart, from September 1981 until the acquisition of Buschart Office Products, Inc. by the Company in April 1990.

         Frank J. Leonard, age 41, has been elected to the office of Vice President-Finance and Chief Financial Officer effective on or about March 31, 1997, succeeding Mr. McKiernan in that position. Mr. Leonard has served as Controller and Chief Accounting Officer of the Company since April 1995. Mr. Leonard was employed in various financial and accounting positions at Richardson Electronics Ltd., a worldwide distributor of electronic devices, located in the Chicago, Illinois area, from April 1985 to July 1991, and as Treasurer from July 1991 through April 1995. Mr. Leonard is a certified public accountant.

         Thomas F. Cullen, age 42, has been elected to the office of Secretary of the Company effective on or about March 31, 1997, succeeding Mr. McKiernan in that position. Mr. Cullen has served as Vice President, General Counsel of the Company since November 1996. Prior thereto, Mr. Cullen had been engaged in the private practice of law in Stamford, Connecticut since 1985.

         David Kirshner, age 57, has served as Regional President, Great Lakes Region of the Company since January 1995, as a Vice President of the Company since April 1995, and as the President of BT Publix Office Products, Inc. ("BT Publix") from June 1990 through December 1994. Mr. Kirshner was the Vice President of Publix Office Supplies, Inc., a contract stationer serving the Chicago metropolitan area and the predecessor of BT Publix, from 1975 until June 1986 and the President of Publix Office Supplies, Inc. from June 1986 until the acquisition of Publix Office Supplies, Inc. by the Company in April 1990.

         Michael J. Miller, age 41, has served as Senior Vice President, Strategic Systems of the Company since January 1997, as a Vice President of the Company since April 1995 and as Regional President, South-Southeast Region of the Company from January 1995 to January 1997. Prior thereto, Mr. Miller was the President of BT Miller Business Systems, Inc. ("BT Miller") from November 1992 through December 1994. Mr. Miller was the President and a stockholder of Miller Business Systems, Inc., the predecessor of BT Miller, from November 1985 until the acquisition of Miller Business Systems, Inc.
by the Company in November 1992.

         Janhein H. Pieterse, age 45, has served as President, BT Office Products Europe since July 1995, as a Vice President of the Company since April 1995, and prior thereto had served as the President- European Operations of the Office Products Division of KNP BT since January 1995. He previously served as the President of the Copier Division of KNP BT from April 1994 to December 1994. From October 1992 to March 1994, Mr. Pieterse served as the President of Trimbach B.V., a solid board packaging manufacturing company. From August 1991 to September 1992, he served as the Managing Director of a group of packaging manufacturing companies of KNP BT. From January 1989 to July 1991, Mr. Pieterse was the Managing Director of all operating companies in Australia and New Zealand of Koninklijke Van Ommeren N.V., a Netherlands shipping/tanker company, and from 1986 to 1988, he served as the President of the worldwide airfreight network of such company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Reorganization

         On June 30, 1995, KNP BT and KNP BT USA, Inc., the holding company of KNP BT's United States operations (the "Holding Company"), effected the series of transactions described below (collectively, the "Reorganization") in order to reorganize the legal ownership of various of their businesses and to recapitalize the ongoing office products distribution business which now constitutes the Company. Prior to the Reorganization, the Holding Company had operated KNP BT's U.S. office products distribution business (through its ownership of its U.S. office products companies) as well as certain packaging manufacturing businesses in the United States (the "Packaging Businesses") and certain other activities which are unrelated to the U.S. office products distribution business. Through various directly- and indirectly-held non-U.S. subsidiaries, KNP BT had operated: (1) Hartmann & Cie GmbH & Co. KG, a contract stationer based in Frankfurt, Germany ("Hartmann"), including Classic Burobedarf Vertriebs GmbH, the company that operates the Classic licensing business ("Classic"); (2) Wurth Burobedarf + Organisation GmbH, a contract stationer based in Bingen, Germany ("Wurth"); (3) Georg Steinmetz GmbH, a contract stationer based in Worms, Germany ("Steinmetz"); (4) BVZ Buroversorgungszentrum GmbH, a distribution company located near Frankfurt, Germany ("BVZ," and, together with Hartmann, Wurth, and Steinmetz, "Hartmann/Wurth"); (5) Veenman Kantoormachines B.V., Repro Copiers Nederland B.V., Direct Dealer Services B.V. and Veenman Office Management B.V. (collectively, the "Veenman Group"), which group is engaged in the distribution of copiers, office machines and related services and supplies, and office products in The Netherlands; (6) Copygraphic plc, a contract stationer based in London, England ("Copygraphic"); (7) Bierbrauer + Nagel GmbH & Co KG and certain related companies, an office products and computer supplies dealer in Stuttgart, Germany ("B+N," and, together with the Veenman Group, Copygraphic and Hartmann/Wurth, the "European Businesses"); and (8) Kelly Paper Company, a wholesale cash and carry printing paper and supplies business primarily for small commercial printers in California, Arizona and Nevada ("Kelly Paper").

         In effecting the Reorganization, KNP BT transferred to the Holding Company all of the ownership interest in the European Businesses and Kelly Paper and made a capital contribution of $118.0 million to the Holding Company (the "Capital Contribution"). The Holding Company transferred the Packaging Businesses and certain other assets and liabilities not related to the ongoing operations of the office products distribution business to KNP BT. As a result of the Reorganization, the Company is now the owner, either directly or indirectly through its subsidiaries, of all of the office products distribution businesses formerly operated by KNP BT's Office Products Division.

Relationship with KNP BT

         Prior to the initial public offering of 10,000,000 shares of Common Stock of the Company on the New York Stock Exchange on July 19, 1995 (the
"Offering"), KNP BT, through its ownership of all of the Common Stock of the Company, had the ability to elect the Company's Board of Directors and to control the direction and policies of the Company and the outcome of any matter requiring stockholder approval, including mergers, consolidations and the sale of all or substantially all of the assets of the Company, and to prevent or cause a change of control of the Company. Following the Offering, KNP BT, together with KNP BT International B.V. (formerly Buhrmann-Tetterode International B.V.), a wholly-owned subsidiary of KNP BT ("KNP BT International"), owns approximately 70% of the outstanding Common Stock of the Company and continues to have sufficient voting power to elect the Company's Board of Directors and control such matters.

         In the normal course of business, the Office Products Division and KNP BT and its other affiliates (including the Packaging Businesses) have from time to time entered into various business transactions and agreements, and the Company and its subsidiaries and KNP BT and its affiliates may enter into additional material transactions in the future. The following is a summary of each of the material agreements that the Company and KNP BT entered into in connection with the Offering as well as all material transactions between the Company and KNP BT and its other subsidiaries since January 1, 1996. Unless otherwise expressly indicated, such transactions were not necessarily conducted on an arm's length basis. Certain of the transactions are evidenced by agreements which are summarized below.

         In connection with Mr. Huyzer's relocation from The Netherlands to the United States in 1994, the Company advanced Mr. Huyzer $l,017,928 for the purchase of a residence in the Chicago area. The note evidencing the advance provides that interest is payable quarterly and accrues at a rate of 7.25% per annum beginning on November 6, 1994 with respect to $915,428 of the principal amount thereof and beginning on January 1, 1995 with respect to the balance of the principal amount. Principal has been repayable in quarterly installments since September 1996 and thereafter until September 2024. As of December 31, 1996, the aggregate principal amount outstanding under such note was $850,000.

         Credit Facilities

         In connection with the Reorganization and the Offering, the Company entered into a $200 million long-term credit agreement dated as of June 15, 1995 (the "Antilliana Credit Agreement") with KNP BT Antilliana N.V., an affiliate of KNP BT ("Antilliana"), which facility expires in July 1998. On June 26, 1996, the Company entered into an assignment and modification agreement (the "Assignment and Modification Agreement") with Antilliana and KNP BT Finance
(USA), Inc., a subsidiary of KNP BT ("KNP BT Finance"), pursuant to which a portion of the commitments under the Antilliana Credit Agreement were assigned to KNP BT Finance as a lender for the Company's U.S. operations, with the balance of the commitments remaining available for the Company's European operations through Antilliana.

         On August 2, 1996, the Company entered into a $250 million syndicated bank Competitive Advance and Revolving Credit Facility Agreement. As a result, the Company substantially reduced the commitments available under the Antilliana Credit Agreement to $50 million. Subsequently, $15 million of the $50 million of available borrowings under the Antilliana Credit Agreement was assigned to KNP BT Finance to be used under a cash management agreement with Antilliana, KNP BT Finance and certain other affiliates of KNP BT (the "Cash Management Agreement") for the Company's U.S. operations. The $35 million of commitments remaining available under the Antilliana Credit Agreement are used to finance the Company's European operations. Under the Antilliana Credit Agreement, revolving loans and term loans are available in German Marks, British Pounds and Netherlands Guilders. Revolving loans bear interest at 1% over the applicable interbank rate as determined therein. Term loans bear interest at .75% over the applicable interbank rate as determined therein. Short-term loans under the Cash Management Agreement bear interest at the U.S. prime rate and investments earn interest 2% below the U.S. prime rate. At December 31, 1996, the investment balance of $7.2 million has been reflected in cash and cash equivalents. The Company may terminate the Cash Management Agreement upon three months' notice to the other parties thereto and the Cash Management Agreement would terminate as to the Company upon the occurrence of certain other events, including KNP BT's failure to own more than 50% of the issued and outstanding share capital of the Company.

         The Antilliana Credit Agreement contains certain events of default the most significant of which includes KNP BT's failure to own, beneficially and of record, more than 50% of the issued and outstanding share capital of the Company. There is a commitment fee of .35% on the unused portion of the Antilliana Credit Agreement.

         At December 31, 1996, the Company had outstanding loans under the Antilliana Credit Agreement of $4.2 million.

         Registration Rights

         Pursuant to the terms of a registration rights agreement (the "Registration Rights Agreement") among the Company, KNP BT and KNP BT International, which agreement became effective upon completion of the Offering in July 1995, each of KNP BT International and KNP BT has the right to require the Company to register for public offering and sale all or a portion of the Common Stock held by it from time to time (subject to certain limitations) on a maximum of four occasions (and, if pursuant to a short-form registration statement, if available, on an unlimited number of occasions). In addition, during the term of the Registration Rights Agreement, each of KNP BT International and KNP BT has the right to participate in any registration of Common Stock initiated by the Company, subject to certain limitations. The Company will pay all out-of-pocket expenses of any such registrations, including reasonable fees and expenses of one counsel for KNP BT International and KNP BT, and will indemnify KNP BT International and KNP BT and their respective officers and directors against certain liabilities, including liabilities under the federal securities laws, in connection therewith. Each of KNP BT International and KNP BT will pay all underwriting discounts and commissions applicable to shares of Common Stock sold by it pursuant to any such registrations. The rights of KNP BT International and KNP BT under the Registration Rights Agreement are transferable to any affiliate of KNP BT.

         Tax Matters

         The Company, KNP BT and certain of KNP BT's affiliates entered into a tax matters agreement in connection with the Reorganization and the Offering (the "Tax Matters Agreement") whereby KNP BT will indemnify the Company for any taxes and any related interest, penalties or other additions to tax ("Taxes") arising in any taxable year in respect of the Packaging Businesses and their disposition in the Reorganization and any Taxes arising in any year with respect to certain other operations that were disposed of by the Company prior to the Offering. Under the Tax Matters Agreement, KNP BT will also indemnify the Company to the extent of any Taxes relating to its office products distribution operations prior to the Reorganization in excess of certain thresholds specified in the agreement. The computation of any increase in Taxes and any resulting liability for indemnity payments will be determined after giving effect to the tax adjustment otherwise giving rise to indemnification and to any other net refunds of Taxes to which indemnity is provided to that indemnified party.

         The Tax Matters Agreement also provides for the treatment of such matters as allocating overlap period Taxes, return preparation, refunds, audits and controversies with tax authorities, sharing information and resolving controversies between parties.

         Prior to the Reorganization, the Company and certain of its subsidiaries, as well as the Packaging Businesses, had comprised a consolidated United States federal income tax group. For periods following the Reorganization, the Packaging Businesses will no longer be a part of the Company's consolidated United States federal income tax group.

         Intellectual Property

         Pursuant to a license agreement between KNP BT and the Company, which became effective upon the completion of the Offering in July 1995, KNP BT has granted a royalty-free, perpetual license to the Company and its subsidiaries to use the name "BT" along with KNP BT's logo in connection with the Company's office products distribution businesses. However, the license to use such logo terminates upon the change of control of the Company or upon the occurrence of certain other events.

         Services

         KNP BT and its subsidiaries have provided services to the Company and its subsidiaries, including certain financial and treasury services, as well as insurance, tax, legal and human resource services. In connection with such services, the Company has paid fees to KNP BT. The Company has also provided certain support services to KNP BT and its affiliates (including the Packaging Businesses).

         The Company and KNP BT entered into an Intercompany Services Agreement for the continuing provision of such services, which agreement became effective upon completion of the Offering in July 1995. The agreement has a one-year term and thereafter automatically renews for successive one year periods unless earlier terminated by either party. Such agreement provides for fees to be paid at rates determined on the basis of costs calculated in a manner not inconsistent with past practices, if any, but no greater than the good faith estimate of the fee that would be charged by an independent third party. At any time during the term of the agreement, the Company or KNP BT may request that KNP BT or the Company, as the case may be, provide additional or different services or cease providing one or more services then being provided.

         The Company uses office space provided by KNP BT for certain of its executive officers and employees in KNP BT's headquarters in Amsterdam. During 1996, the Company reimbursed KNP BT at market rates for the cost of such space.

         Guaranties

         KNP BT has guaranteed certain obligations of the Company, including obligations under various leases for real property and equipment. KNP BT continues to maintain its outstanding guaranties and provided certain additional guaranties pursuant to the terms of an agreement for credit support dated as of June 15, 1995 (the "Agreement for Credit Support") with the Company and certain of its subsidiaries. Subject to the terms and conditions of the Agreement for Credit Support, KNP BT agreed to provide from time to time until January 31, 1996, directly or through one of its affiliates, guaranties of certain obligations of the Company and its subsidiaries up to an aggregate principal amount of all such guaranteed obligations outstanding as specified therein. Each of the Company and such subsidiaries will reimburse any amounts paid by KNP BT under any guaranty made by KNP BT under the Agreement for Credit Support. Pursuant to the terms of the Agreement for Credit Support, the Company and such subsidiaries have agreed to pay a guaranty fee to KNP BT of .25% per annum of the daily aggregate principal amount of the guaranteed obligations outstanding for each day through the earlier of the repayment of such obligations and the release of KNP BT with respect to all guaranties. The Agreement for Credit Support contains certain events of default which include KNP BT's failure to own, beneficially and of record, more than 50% of the issued and outstanding share capital of the Company (provided, however, that KNP BT is obligated under the Credit Agreement to give 45 days' notice to the Company of its intention to so reduce its ownership of the Company's share capital). The Company had $10.1 million outstanding under the Agreement for Credit Support at December 31, 1996.

         Sales to and Purchases from Affiliates

         The Company has sold office products and related services to affiliates of KNP BT. Such transactions generally were effected on terms comparable to those available in transactions with unaffiliated parties. Revenue from such transactions amounted to approximately $1.3 million for Fiscal 1996. In addition, the Company has occasionally purchased certain products from KNP BT and its other affiliates (including the Packaging Businesses) for resale. Such purchases totalled approximately $8.6 million for Fiscal 1996. The Company expects to continue to engage in similar affiliated party transactions on generally the same basis as it would engage in such transactions with unaffiliated third parties.

         Lease

         The Veenman Group leases one of its facilities from an affiliate of KNP BT under an operating lease that expires on September 30, 1999. Rental expense under such lease was $622,000 in 1996.
Future total minimum lease payments are $1,700,000.

         Business Acquisition

         In July 1996, the Company assumed control of bax Burosysteme Vertriebsgesellschaft mbH ("Bax"), an office equipment distributor located in Germany and an indirect wholly owned subsidiary of KNP BT. In October 1996, the Company completed the acquisition of Bax by acquiring the shares of Bax from KNP BT for approximately $9.8 million in cash. Bax leases one of its facilities from an affiliate of KNP BT under an operating lease that expires on June 30, 1999. Rental expense under such lease was $270,000 in 1996 and future total minimum lease payments are $850,000.

                             EXECUTIVE COMPENSATION

         Set forth below is information concerning the Company's compensation of its chief executive officer and the other four most highly compensated executive officers of the Company.

         Prior to the Reorganization, the Company's business was operated through the Office Products Division of KNP BT. In anticipation of the Reorganization, Mr. Huyzer, who had acted as President of the Office Products Division, became President and Chief Executive Officer of the Company in April 1995.

         The following table summarizes the compensation paid or accrued by KNP BT for services rendered in all capacities to the Office Products Division during 1994 and by the Company during 1995 and 1996 to Mr. Huyzer and each of the other four most highly compensated executive officers of the Company (collectively, including Mr. Huyzer, the "Named Executive Officers").

                                            Summary Compensation Table

                                                            Annual                               Long-Term
                                                         Compensation                           Compensation
                                                         ------------                           -------------
                                                                                           Awards
                                                                                         Securities       Payouts
                                                                       Other Annual      Underlying                     All Other
Name and Principal Position        Year     Salary         Bonus      Compensation(<F1>) Options<F2>   LTIP Payouts    Compensation
---------------------------        ----     ------         -----      ------------       -------       ------------    ------------
Rudolf A.J. Huyzer..........    1996      $500,000       $34,615<F3>    $68,421<F4>     146,670           ----          $15,503<F5>
President and Chief Executive   1995       500,000        50,000<F3>        ----        200,000           ----            4,186<F6>
Officer                         1994       365,744<F7>   194,506        434,189<F8>         ----          ----            ----<F9>

John J. McKiernan...........    1996       250,000          ----         33,000<F10>      46,670          ----           29,750<F11>
Vice President-Finance and      1995       188,461<F12>   50,000<F13>    39,430<F14>      70,000          ----           19,231<F15>
Administration, Chief Financial 1994          ----          ----            ----           ----           ----            ----
Officer and Secretary

Michael J. Miller...........    1996       250,000       100,000            ----         60,000           ----           27,975<F16>
Senior Vice President, Strategic1995       250,000          ----            ----         70,000           ----           28,000<F17>
Systems.....................    1994       186,538        56,100            ----           ----        $62,500<F18>      41,144<F19>

Richard C. Dubin............    1996       250,000       148,438            ----         71,930           ----           25,000<F20>
Vice President and Regional     1995       250,000          ----            ----         70,000           ----           25,000<F21>
President, Midwest Region       1994       150,000        45,000            ----           ----         58,000<F22>      56,961<F23>

David Kirshner..............    1996       250,000         5,000            ----         50,670           ----           27,772<F24>
Vice President and Regional     1995       250,000          ----            ----         70,000           ----           27,772<F25>
President, Great Lakes Region   1994       194,468        31,816            ----           ----           ----           87,671<F26>

-----------------------

<F1> With  respect  to  each  of the  Named  Executive  Officers  other  than as indicated for Mr. Huyzer in 1996 and 1994 and Mr. McKiernan in 1996 and 1995, the aggregate amount of perquisites and other personal benefits, securities or property received was less than either $50,000 or 10% of the total annual salary and bonus reported for such officer.

<F2> All of the options were granted pursuant to the Company's 1995 Stock Option
     Plan. The options granted to the Named Executive Officers are exercisable in accordance with the following vesting schedule:

     (a) as to fifty percent (50%) of the number of shares covered by the option, after the completion of one (1) year of continuous service from the grant date;

     (b) as to an additional twenty-five percent (25%) of the number of shares covered by the option, after the completion of two (2) years of continuous service from the grant date; and

     (c) as to the remaining twenty-five percent (25%) of the number of shares covered by the option, after the completion of three (3) years of continuous service from the grant date.

<F3> Guaranteed bonus payments pursuant to the terms of Mr. Huyzer's  employment agreement. See "Employment Agreements."

<F4> This amount includes $68,421  perquisite  allowance ($40,000 annual payment plus $28,421 of 1995 allowance paid in 1996).

<F5> Consists of employer matching contributions to the Company's 401(k) plan of
     $4,968 and final reimbursement of moving expenses of $10,535. In addition, Mr. Huyzer was granted options to purchase 10,000 shares of KNP BT stock on April 26, 1996, representing approximately 1% of the total number of options granted to KNP BT employees for 1996. The exercise price of the options is NLG 34.00 (or $19.43 based on the December 31, 1996 exchange rate of NLG 1=$.5714 (the "1996 Exchange Rate")). The options expire on April 25, 2000. The potential realizable values of Mr. Huyzer's options granted in 1996 at assumed annual rates of stock price appreciation over the option terms of 5% and 10%, respectively, were approximately $41,900 and $90,200. The foregoing 5% and 10% assumed annual rates of compound stock price appreciation over the term of the options are set forth in accordance with rules and regulations of the Securities and Exchange Commission and do not represent the Company's estimate of KNP BT's stock price appreciation or a projection by the Company of KNP BT's future stock prices.

                                      -11-



<F6> Consists of employer  matching  contributions to the Company's 401(k) plan.
     In addition, Mr. Huyzer was granted options to purchase 10,000 shares of KNP BT stock on May 4, 1995, representing approximately 1% of the total number of options granted to KNP BT employees for 1995. The exercise price of the options is NLG 34.44 (or $19.68 based on the 1996 Exchange Rate). The options expire on May 3, 1999. The potential realizable values of Mr. Huyzer's options granted in 1995 at assumed annual rates of stock price appreciation over the option terms of 5% and 10%, respectively, were approximately $42,400 and $91,300. The foregoing 5% and 10% assumed annual rates of compound stock price appreciation over the term of the options are set forth in accordance with rules and regulations of the Securities and Exchange Commission and do not represent the Company's estimate of KNP BT's stock price appreciation or a projection by the Company of KNP BT's future stock prices.

<F7> $247,855 of this amount was paid in Netherlands  guilders  throughout  1994 and has been translated to U.S. dollars based upon the December 30, 1994 exchange rate of NLG 1 = $.5761 (the "1994 Exchange Rate").

<F8> This amount  includes:  $240,000 for an allowance to accommodate the higher cost of housing in the United States; $146,198 for a settling- in allowance to accommodate Mr. Huyzer's move; $8,373 for fringe benefits; and $20,631 for certain disability coverage. Such amount also includes $4,321 for an expense account and $14,666 for an auto allowance, which amounts were paid in Netherlands guilders and have been translated at the 1994 Exchange Rate.

<F9> Mr. Huyzer was granted options to purchase 10,000 shares of KNP BT stock on
     May 9, 1994, representing approximately 1% of the total number of options granted to KNP BT employees for 1994. The exercise price of the options is NLG 34.65 ($19.80 based on the 1996 Exchange Rate). The options expire on May 8, 1998. The potential realizable values of Mr. Huyzer's options granted in 1994 at assumed annual rates of stock price appreciation over the option terms of 5% and 10%, respectively, were approximately $42,700 and $91,900. The foregoing 5% and 10% assumed annual rates of compound stock price appreciation over the term of the options are set forth in accordance with rules and regulations of the Securities and Exchange Commission and do not represent the Company's estimate of KNP BT's stock price appreciation or a projection by the Company of KNP BT's future stock prices.

<F10>Consists  of a  perquisite  allowance  of  $15,000  and a  $18,000  housing allowance pursuant to the terms of Mr. McKiernan's employment agreement.

<F11>Consists of employer matching contributions to the Company's 401(k) plan of
     $4,750 and accruals under the Company's SERP of $25,000. See "Supplemental Executive Retirement Plan."

<F12>Commenced employment on January 16, 1995 at annualized base salary for 1995 of $200,000.

<F13>Consists  of a  guaranteed  bonus  payment  pursuant  to the  terms  of Mr.
     McKiernan's employment agreement.

<F14>Consists  of a  perquisite  allowance  of  $14,135  and a  $25,295  housing allowance pursuant to the terms of Mr. McKiernan's employment agreement.

<F15>Consists of accruals under the Company's SERP. See "Supplemental  Executive
     Retirement Plan."

<F16>Consists of employer matching contributions to the Company's 401(k) plan of
     $2,975 and accruals under the Company's SERP of $25,000. See "Supplemental Executive Retirement Plan."

<F17>Consists of employer matching contributions to the Company's 401(k) plan of
     $3,000 and accruals under the Company's SERP of $25,000. See "Supplemental Executive Retirement Plan."

<F18>Payment received in December 1995, attributable to the years 1994 and 1993.
     See "Long-Term Incentive Plan."

<F19>Consists of employer matching contributions to the Company's 401(k) plan of
     $3,000 and accruals under the Company's SERP of $38,144 with respect to the period from 1992 through 1994, of which $17,500 is attributable to 1994. See "Supplemental Executive Retirement Plan."

<F20>Consists of employer matching contributions to the Company's 401(k) plan of
     $679 and accruals under the Company's SERP of $24,321. See "Supplemental Executive Retirement Plan."

<F21>Consists of employer matching contributions to the Company's 401(k) plan of
     $660 and accruals under the Company's SERP of $24,340. See "Supplemental Executive Retirement Plan."

<F22>Payment  received in March 1996,  attributable  to the years 1994 and 1993.
     See "Long-Term Incentive Plan."

<F23>Consists of employer matching contributions to the Company's 401(k) plan of
     $1,618 and accruals under the Company's SERP of $55,343 with respect to the period from 1992 through 1994, of which $14,912 is attributable to 1994. See "Supplemental Executive Retirement Plan."

<F24>Consists of employer matching contributions to the Company's 401(k) plan of
     $2,772 and accruals under the Company's SERP of $25,000. See "Supplemental Executive Retirement Plan."


                                      -12-




<F25>Consists of employer matching contributions to the Company's 401(k) plan of
     $2,772 and accruals under the Company's SERP of $25,000. See "Supplemental Executive Retirement Plan."

<F26>Consists of employer matching contributions to the Company's 401(k) plan of
     $2,645 and accruals under the Company's SERP of $85,026 with respect to the period from 1991 through 1994, of which $19,184 is attributable to 1994. See "Supplemental Executive Retirement Plan."


Option Grants in Fiscal 1996

         The  following   table  sets  forth  certain   information   concerning
individual grants of options to purchase Common Stock made by the Company during Fiscal 1996 to each of the Named Executive Officers.

                                         Option Grants In Last Fiscal Year

                                                           Individual Grants

                                                      Percent of Total
                                 Number of Securities Options Granted to    Exercise
                                 underlying Options      Employees in         Price       Expiration     Present Value
                                     Granted <F1>       Fiscal 1996<F2>   ($ per share)      Date      on Grant Date <F3>
                                    -------------      ----------------   -------------     ------     -----------------

Rudolf A.J. Huyzer..............      110,000<F4>            14.4%            21.00         06/17/06        $1,059,036
President and Chief                    36,670<F5>                             12.75         09/18/06           214,035
Executive Officer

John J. McKiernan...............       35,000<F4>             4.6%            21.00         06/17/06           336,966
Vice President-Finance and             11,670<F5>                             12.75         09/18/06            68,115
Administration, Chief Financial
Officer and Secretary

Michael J. Miller...............       45,000<F4>             5.9%            21.00         06/17/06           433,242
Senior Vice President, Strategic       15,000<F5>                             12.75         09/18/06            87,552
Systems

Richard C. Dubin................       42,700<F4>             7.1%            21.00         06/17/06           411,099
Vice President and Regional            29,230<F5>                             12.75         09/18/06           170,610
President, Midwest Region

David Kirshner..................       38,000<F4>             5.0%            21.00         06/17/06           365,848
Vice President and Regional            12,670<F5>                             12.75         09/18/06            73,952
President, Great Lakes Region

-----------------------

<F1> All of the options were granted pursuant to the Company's 1995 Stock Option
     Plan.

<F2> The total  number of  options  granted in 1996  pursuant  to the 1995 Stock
     Option Plan was 1,015,930. Options to purchase 757,250 shares were granted on June 17, 1996 and options to purchase 258,680 shares were granted on September 18, 1996.

<F3>Option  values  reflect   Black-Scholes  model  output  for  options.   The
     assumptions used in the model included: expected volatility of 40.2%, risk-free rate of return of 6.7%, no dividend yield and time to exercise of five years.

<F4> Granted on June 17, 1996.

<F5> Granted on September 18, 1996.


         The following table summarizes the aggregated option exercises by the Named Executive Officers in Fiscal 1996 and the year-end values of unexercised options.

       Aggregated Option Exercises in Fiscal 1996 and Fiscal 1996 Year-End

                                  Option Values

                                                                              Number of Securities      Value of Unexercised
                                                                             Underlying Unexercised     in-the-Money Options
                                            Shares                           Options at December 31,    at December 31, 1996
                                           Acquired                             1996 Exercisable/           Exercisable/
                 Name                     on Exercise     Value Realized          Unexercisable           Unexercisable<F1>
                 ----                     -----------     --------------          -------------           ----------------
Rudolf A.J. Huyzer....................          ----               ----            30,000/0<F2>               $57,197/0
President and Chief Executive Officer                                          100,000/246,670<F3>               0/0

John J. McKiernan.....................          ----               ----         35,000/81,670<F3>                0/0
Vice President-Finance and
Administration, Chief Financial Officer
and Secretary

Michael J. Miller.....................          ----               ----         35,000/95,000<F3>                0/0
Senior Vice President, Strategic Systems

Richard C. Dubin......................          ----               ----         35,000/106,930<F3>               0/0
Vice President and Regional President,
Midwest Region

David Kirshner........................          ----               ----         35,000/85,670<F3>                0/0
Vice President and Regional President,
Great Lakes Region

-----------------------

<F1> Dollar amounts have been  translated from  Netherlands  guilders based upon the December 31, 1996 exchange rate of NLG 1=$.5714.

<F2> Refers to ordinary shares of KNP BT.

<F3> Refers to shares of Common Stock of the Company.


Long-Term Incentive Plan

         The Company maintained a long-term incentive compensation plan for certain of its executive officers, which plan was terminated for years after 1994 effective December 31, 1994. The plan's participants, including Messrs. Dubin, Kirshner and Miller, were eligible to receive payments to be determined by the Company based on the attainment of certain financial targets. Pursuant thereto, Mr. Miller received a payment of $62,500 in December 1995 and Mr. Dubin received a payment of $58,000 in March 1996, in each case attributable to the years 1994 and 1993.

Employment Agreements

         The Company and KNP BT have entered into an agreement with Mr. Huyzer, effective as of September 1, 1994, pursuant to which Mr. Huyzer serves as President and Chief Executive Officer of the Company. Such employment agreement is for an initial term of two (2) years to be followed by successive terms of one (1) year, unless the parties agree not to renew the agreement or the agreement is otherwise terminated in accordance with its terms. Pursuant to the agreement, Mr. Huyzer will receive an annual base salary of $500,000, an annual bonus of up to 80% of his base salary based on the achievement of certain annual performance targets, but in no event less than 10% of base salary during the initial term of the agreement, and certain perquisites and other benefits. In addition, Mr. Huyzer would receive long-term disability insurance in an amount equal to 100% of his deemed equivalent Dutch base salary for the first 24 months of disability and 80% of his deemed equivalent Dutch base salary for the months thereafter. Mr. Huyzer is eligible to participate in the KNP BT Directors Pension Plan (the "KNP BT Pension Plan"). Under the KNP BT Pension Plan, KNP BT pays the employer's contribution.

Mr. Huyzer's pensionable salary under the KNP BT Pension Plan is set at Netherlands guilders NLG 600,000 (USD $342,840 based on the 1996 Exchange Rate) as of January 1, 1997 and such amount will be reviewed periodically for potential adjustments in light of base salary developments for comparable jobs in The Netherlands. Under such plan, Mr. Huyzer's retirement age is set at sixty-two years.

         In addition, in the event of a change in control of the Company or if Mr. Huyzer's employment with the Company is terminated by the Company without cause or terminates due to his disability, as the case may be, Mr. Huyzer will be repatriated to The Netherlands at KNP BT's expense and either (i) shall be employed by KNP BT in a comparable job for a period of twenty-four months after such repatriation or (ii) shall be paid a severance payment by KNP BT equal to the total of Mr. Huyzer's base salary and bonus compensation for a period up to the last twenty-four months that he was employed. In addition, in either case, Mr. Huyzer will be entitled to a pension based upon employment up to the age of sixty- two.

        In connection with Mr. Huyzer's relocation from The Netherlands to the United States in 1994, the Company advanced funds to Mr. Huyzer for the purchase of a residence in the Chicago area. See "Certain Relationships and Related Transactions -- Relationship with KNP BT."

         The Company has entered into employment agreements with Messrs. Dubin, Kirshner and Miller, effective as of January 1, 1995, pursuant to which they currently serve as, respectively, Vice President and Regional President, Midwest Region, Vice President and Regional President, Great Lakes Region, and Senior Vice President, Strategic Systems of the Company. Each of these agreements is for a term of four years unless renewed or sooner terminated in accordance with its terms. The Company had entered into an employment agreement with Mr. McKiernan, effective as of January 16, 1995, pursuant to which he serves as Vice President-Finance and Administration and Chief Financial Officer. The initial term of this agreement was two years.

         Pursuant to such agreements, each of Messrs. Dubin, Kirshner, McKiernan and Miller receives an annual base salary, an annual bonus of up to 50% of his base salary based on achievement of certain financial criteria and personal targets and certain perquisites and other benefits.

         If the employment of Messrs. Dubin, Kirshner or Miller is terminated due to death, disability, resignation (other than following non-renewal by the Company in the final year of the initial term as provided in the agreements) or for cause, such person is entitled to receive earned and unpaid base salary through the effective date of termination, business expense reimbursements, and all other amounts due but unpaid to such person for the year immediately preceding the year in which such termination occurs. In addition, if the employment of Messrs. Dubin, Kirshner or Miller is terminated due to death or disability, such person is entitled to receive any unpaid perquisite allowance and a prorated bonus payment for the year during which such termination occurs.

         If the employment of Messrs. Dubin, Kirshner or Miller is terminated by the Company without cause or by the resignation of such person (following non-renewal by the Company in the final year of the initial term as provided in the agreements), such person shall be entitled to continuation for the remainder of the initial term of base salary, full benefits, perquisite allowance, retirement plan contributions and payment of a bonus for each year remaining in the initial term.

         Each such employment agreement contains a covenant not to compete with the Company. The covenant applies during the term of employment plus a period of eighteen months after the termination of employment with the Company.

KNP BT Pension Plans

           Mr. Huyzer participates in certain retirement programs offered by KNP BT, including the Average Indexed Salary Module plan ("AIS"), applicable to all KNP BT employees in The Netherlands, and the Elective Contribution Module ("ECM") and Flexible Retirement Module ("FRM") plans. ECM is applicable to KNP BT employees whose annual base salary exceeds $81,839. Benefits from all of these programs are paid from contributions of KNP BT. Mr. Huyzer will receive an estimated annual age 65 retirement benefit of $24,017 (with annual adjustments) from AIS based upon his annual adjusted base salary up to $81,839 and annual contributions by KNP BT of $10,289 (indexed) and an accrued benefit as of December 31, 1996 of $13,679. ECM provides benefits in addition to AIS in the form of an account balance which will be converted to an annuity when the employee reaches age 65. The estimated ECM benefit which will have accrued for the account of Mr. Huyzer at age 65 is $957,399 plus interest, based upon continuing annual contributions by KNP BT of $47,338 (indexed) and an accrued benefit as of December 31, 1996 of $344,638. The FRM provides a supplemental benefit for employees who retire between the ages of 60 and 65. Mr. Huyzer will receive an estimated account balance of $391,392 plus interest (which will be converted to an annuity upon his retirement), based upon annual contributions of KNP BT of $43,393 (indexed). As of December 31, 1996, the account balance is $121,995. The FRM is also composed of an accrued benefit as of December 31, 1996 of $57,287, based upon annual contributions by KNP BT of $12,685 (indexed). If he retires at age 65, these two benefits under the FRM will be added to the benefits received by Mr. Huyzer from AIS and ECM. Mr. Huyzer's contributions to the KNP BT retirement programs totalled $24,945 as of December 31, 1996. All of the foregoing amounts have been converted into U.S. dollars based upon the December 31, 1996 exchange rate of $1.00 = NLG 1.74.

Supplemental Executive Retirement Plan

         Certain executive officers of the Company participate in the Company's Supplemental Executive Retirement Plan (the "SERP"), which provides supplemental non-qualified retirement benefits to participants. The SERP requires the Company to credit annually to the participant's account an amount equal to a percentage of such participant's annual compensation as determined by the Company. For each year prior to January 1, 1995 during which an amount is deemed to be held in a participant's account, his account is credited with interest at a rate equal to that of thirty-year U.S. Treasury securities as of the end of that year. From and after 1995, a participant's account is treated as if deemed to be invested in investment vehicles available to such participant under the 401(k) plan and credited annually with income, expenses, gains and losses from such deemed investments.

         A "grantor trust" under Section 677 of the Code may be established under the SERP. In the event of a "change-in-control" (as defined in the SERP), the Company is obliged to transfer amounts equal to the accounts under the SERP to the trust. Assets in the trust, at all times, are subject to claims of the general creditors of the grantor of such trust.

         Upon a participant's termination of employment with the Company for any reason other than "cause" (as defined in the SERP), such participant is entitled to receive the entire value of his account. Payment under the SERP is made either in a lump sum or in monthly installments over a period of no more than five years, as elected by the participant. The SERP also allows participants to designate beneficiaries to receive their SERP benefits in the event of death.

        Amounts accrued in 1994, 1995 and 1996 under the SERP for the Named Executive Officers are reported in the Summary Compensation Table above. See "--Executive Compensation."

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

         The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") was established by the Board on January 25, 1996 and currently consists of Messrs. Koffrie, Kellar and Beekman. Mr. Beekman was appointed to the Compensation Committee upon his election to the Board of Directors in December 1996. The Compensation Committee oversees compensation policies for executive officers of the Company, approves salaries and bonuses for such officers and administers the Company's 1995 Stock Option Plan.

         In order to assess the compensation practices of the Company's competitors and of similarly sized companies, the Company during 1996 retained the services of William M. Mercer, Incorporated, a national compensation consulting firm, to consult with it regarding its compensation policies and in connection therewith to analyze the executive officer compensation practices of comparative companies both within and outside of the office products industry.

Executive Compensation Philosophy

         The Company's compensation philosophy is to seek to compensate its executive officers in a manner designed to motivate such officers to increase stockholder value. In furtherance of this goal, the Compensation Committee determines compensation packages for the Company's executive officers based upon individual and Company performance as well as upon competitive factors. Competitive compensation practices are determined by reference to a group of six office products companies as well as a broader group of distribution and wholesale companies. The principal components of the Company's executive officer compensation program are base salary, annual incentive bonus and stock options. Each of the Company's executive officers also receives additional forms of compensation as described above in the Summary Compensation Table and the footnotes thereto and under the headings "Employment Agreements" and "Supplemental Executive Retirement Plan."

Base Salary

         Base salaries for the Company's executive officers are subject to annual review for potential adjustment, consistent with the terms of applicable employment agreements, based upon several factors, including individual performance, base salary levels for comparable positions at comparable companies and the Company's performance. The only base salary change in 1996 for the Named Executive Officers was an increase in base salary for Mr. McKiernan to more closely approximate the level of compensation for comparable positions.

Annual Incentive

         The Company's executive officers, other than the President and Chief Executive Officer, are eligible to receive annual cash incentive awards (ranging from thirty percent (30%) up to fifty percent (50%) of annual base salary) based upon individual performance, the performance of the operating region for which such officer has primary responsibility, where applicable, and the Company's overall operating results. Target levels for such performance were set by the Compensation Committee. Based on performance criteria established by the Compensation Committee for 1996, the average award for the Named Executive Officers in respect of 1996 was 19.2% of annual 1996 base salary. Target performance would have placed the Named Executive Officers' total annual cash compensation (salary plus annual incentive) at approximately the median of the competitive market. Due to the lower than targeted financial performance in 1996, total annual cash compensation was generally below such median.

Stock Options

         The Company's 1995 Stock Option Plan adopted in connection with the Offering (the "Plan") is designed to retain key employees including executive officers and to align a significant portion of their financial interests with those of the Company's stockholders in the long-term appreciation of the Company's stock. Options granted under the Plan have such vesting and exercise periods as the Compensation Committee may determine. In determining the number of options to be granted to an executive officer under the Plan, the
Compensation Committee considers such officer's position, level of responsibility within the Company, the officer's existing equity holdings, the potential reward to the officer if the stock appreciates in value, the incentives to retain the officer's services to the Company, the competitiveness of the officer's overall compensation arrangements and the officer's individual performance. Based upon a review of such factors, the Compensation Committee in 1996 granted options to purchase shares of the Company's Common Stock in the following aggregate amounts: Mr. Dubin - 71,930 shares, Mr. Miller - 60,000 shares, Mr. Kirshner - 50,670 shares and Mr. McKiernan - 46,670 shares. In each case, the exercise price of the options granted was equal to the fair market value of the Common Stock as of the grant date. The Compensation Committee anticipates that future option grants will be made annually by the Compensation Committee in order to continue to foster equity ownership by the Company's executive officers and to provide them with competitive levels of equity-based incentive compensation.

Chief Executive Officer's Compensation

         In determining Mr. Huyzer's compensation, the Compensation Committee considered similar factors to those used in determining compensation of the other executive officers. The Compensation Committee also considered Mr. Huyzer's importance in the Company's achievement of its strategic objectives, including the consummation of acquisitions and the Offering, and his contributions toward the overall growth of the Company. A greater percentage of Mr. Huyzer's overall compensation compared with that of the other executive officers is subject to consistent, positive long-term performance of the Company, including profitability and return to shareholders. Pursuant to the terms of his employment agreement, Mr. Huyzer received a base salary of $500,000 for 1996 and he was eligible to receive a bonus of up to eighty percent (80%) of such base salary. As described above, Mr. Huyzer's bonus award for 1996 was limited to $34,615, as guaranteed in his employment agreement, due to the fact that the Company did not meet the minimum performance level required to generate a greater award. In 1996, Mr. Huyzer was granted options under the Plan to purchase a total of 146,670 shares of the Company's Common Stock at the fair market value of the Common Stock as of the grant date.

Tax Deductibility

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the Company's federal income tax deduction for certain executive compensation in excess of $1 million paid to named executive officers. The Company believes its current compensation programs meet the requirements to qualify for compensation to be deductible for federal income tax purposes. In the future, it is the Company's intent to modify, when necessary, compensation plans for the Company's executive officers so that the Company's federal tax deduction is maximized. Because the Company believes that the use of prudent judgment in determining pay levels is in the best interests of the Company and its shareholders, under some circumstances it may determine to pay amounts of compensation that may not be fully deductible. However, the Company reserves the right to use prudent judgment in establishing compensation policies to attract and retain qualified executives to manage the Company and to reward such executives for outstanding performance, while taking into consideration the financial impact of such actions on the Company.

                                       By the Compensation Committee:

                                       Frans H.J. Koffrie
                                       Lorrence T. Kellar
                                       Philip E. Beekman


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee currently consists of Messrs. Koffrie, Kellar and Beekman. Mr. Karl von der Heyden served on the Compensation Committee during 1996 until his resignation from the Board of Directors effective September 30, 1996. No executive officer of the Company served as: (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company; (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company; or
(iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or another entity, one of whose executive officers served as a director of the Company.


                               COMPANY PERFORMANCE

         The chart below compares the Company's Common Stock performance with the performance of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") and a Peer Group Index by valuing the changes in common stock prices from July 19, 1995 (the date that the Company's Common Stock began trading on the New York Stock Exchange) through December 31, 1996 plus reinvested dividends. The Securities and Exchange Commission requires that a company create a peer group index with which to compare its own stock performance (if a published peer group index does not exist) by selecting a grouping of companies that includes companies whose lines of business are similar to its own. Since a Peer Group Index does not exist for the market in which the Company operates, a peer group was created using the following office products companies: Boise Cascade Office Products Corporation, Corporate Express, Inc., U.S. Office Products Company, OfficeMax, Inc., Office Depot, Inc., Staples, Inc. and Viking Office Products, Inc. The chart below assumes in each case an initial investment of $100.00 on July 19, 1995 plus reinvestment of dividends, with the Peer Group Index investment weighted on the basis of market capitalization at July 19, 1995.

                                     [CHART]

                                                Cumulative Total Return
                                         7/19/95      12/31/95       12/31/96
                                         -------      --------       --------
BT Office Products International, Inc.     $100         $139           $ 77
Peer Group                                 $100         $110           $109
S&P 500                                    $100         $111           $137

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         Prior to the Offering, all of the Common Stock of the Company was beneficially owned by KNP BT. KNP BT is headquartered in Amsterdam and is principally engaged in the distribution and sale of paper, the sale of graphic and information systems, the manufacture of paper and packaging products and, through the Company, the distribution of office products.

         By virtue of its beneficial ownership of a majority of the outstanding shares of the Company's Common Stock, KNP BT is in a position to control substantially all corporate transactions requiring the vote of a majority of stockholders, including election of the entire Board of Directors, as well as merger and consolidation proposals, without the concurrence of other stockholders, and thereby is in a position to control the Company. In connection with the Offering, KNP BT and certain of its affiliates entered into various transactions and agreements with the Company which govern certain ongoing relationships, including an intercompany services agreement and a credit facility agreement, between the Company and KNP BT and its affiliates. See "Certain Relationships and Related Transactions--Relationship with KNP BT."

         KNP BT is the beneficial owner of 23,400,000 shares of Common Stock, or approximately 70% of the issued and outstanding shares of Common Stock. Approximately 26% of such shares are held of record by KNP BT International, a wholly-owned subsidiary of KNP BT, and the balance is held of record by KNP BT. The address for KNP BT and KNP BT International is Museumplein 9, 1071 DJ Amsterdam, The Netherlands.

         The following table sets forth as of February 28, 1997 certain information regarding the beneficial ownership of the Common Stock (i) by each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) by each current director and Named Executive Officer of the Company and (iii) by all executive officers and directors of the Company as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned.

                                     Number of Shares of    Percentage of Common
                                         Common Stock        Stock Beneficially
     Name of Beneficial Owner          Beneficially Owned          Owned<F1>
     ------------------------          ------------------   --------------------
NV Koninklijke KNP BT................      23,400,000                70.0
Rudolf A.J. Huyzer...................         120,000<F2>               *
Frank J. de Wit......................           4,300                   *
Rob W.J.M. Bonnier...................           4,300                   *
Frans H.J. Koffrie...................            ----                ----
Lorrence T. Kellar...................           1,000                   *
Philip E. Beekman....................           2,000                   *
John J. McKiernan....................          39,000<F3>               *
Michael J. Miller....................          35,000<F4>               *
Richard C. Dubin.....................          35,000<F5>               *
David Kirshner.......................          38,000<F6>               *
All Directors and Executive
 Officers as a Group (13 persons)....         403,650<F7>             1.2
                                              -------
Putnam Investments, Inc.
   One Post Office Square
   Boston, MA  01209-2137............       3,047,300<F8>             9.1





                                      -20-




-----------------------

<F1> An asterisk denotes beneficial ownership of 1% or less of the Common Stock.
<F2> Includes 100,000 options granted under the 1995 Stock Option Plan which are currently exercisable or exercisable within 60 days.
<F3> Includes  35,000 options granted under the 1995 Stock Option Plan which are currently exercisable or exercisable within 60 days.
<F4> Includes  35,000 options granted under the 1995 Stock Option Plan which are currently exercisable or exercisable within 60 days.
<F5> Includes  35,000 options granted under the 1995 Stock Option Plan which are currently exercisable or exercisable within 60 days.
<F6> Includes  35,000 options granted under the 1995 Stock Option Plan which are currently exercisable or exercisable within 60 days.
<F7> Includes 363,750 options granted under the 1995 Stock Option Plan which are currently exercisable or exercisable within 60 days.
<F8> Putnam  Investments,  Inc.  (including certain affiliated entities thereof)
     claims sole voting power with respect to none of the shares, shared voting power with respect to 61,500 of the shares and shared investment power with respect to all of the shares.


                         RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT ACCOUNTANTS

         Upon recommendation of the Audit Committee, the Board of Directors as of March 12, 1997 appointed Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending December 31, 1997. The Board of Directors is requesting ratification of such appointment by the Company's shareholders.

         Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting and will have the opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions from those attending such Meeting.

         Upon recommendation of the Audit Committee, the Board of Directors on May 14, 1996 replaced Ernst & Young LLP, who served as the Company's independent auditors for the fiscal year ended December 31, 1995, and appointed Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending December 31, 1996. Such appointment was ratified by the Company's shareholders at the Annual Meeting of Stockholders held on June 25, 1996.

         Ernst & Young LLP's reports on the financial statements of the Company for the fiscal year ended December 31, 1995 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audit of the Company's financial statements for the fiscal year ended December 31, 1995, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report.

         In a letter to the Company dated January 30, 1996, Ernst & Young LLP advised the Company that based on the status of the audit it noted no material weakness in the Company's internal controls. In March 1996, the Company discovered certain irregularities at the New York Division involving misstatements in the reporting of gross profit margins and operating expenses as well as concealment in the accounting records of a theft of Company assets. On March 26, 1996, the Audit Committee discussed the foregoing irregularities with

Ernst & Young LLP and authorized the Company's legal counsel, Winthrop, Stimson, Putnam & Roberts, to investigate the irregularities and pursue recoveries. Ernst & Young LLP advised the Company in a letter dated April 5, 1996 that a material weakness in internal controls existed at the New York Division, relating to such irregularities. The irregularities led to the Company's reduction of previously reported unaudited operating income for 1995 and the Company's restatement of operating income for 1994. An independent investigation, completed in August 1996, uncovered no basis for any further adjustment to the financial statements. The Company has authorized Ernst & Young LLP to respond fully to any inquiries of Coopers & Lybrand L.L.P. concerning the foregoing internal control issues.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers, and ten percent stockholders are also required to furnish the Company with copies of all such filed reports.

         Based solely upon a review of the copies of such reports furnished to the Company, or representations that no reports were required, the Company believes that all of its directors, executive officers and ten percent shareholders complied with all filing requirements under Section 16(a) in 1996.


                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings, consistent with regulations adopted by the Securities and Exchange Commission. Proposals to be considered for inclusion in the Proxy Statement for the 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than December 1, 1997. Proposals should be directed to the attention of the Corporate Secretary, BT Office Products International, Inc., 2150 East Lake Cook Road, Buffalo Grove, Illinois 60089-1877.

                                       By Order of the Board of Directors,

                                       John J. McKiernan
                                       Secretary

Buffalo Grove, Illinois
March 31, 1997

                                  Form of Proxy


                     BT OFFICE PRODUCTS INTERNATIONAL, INC.
                            2150 East Lake Cook Road
                              Riverwalk, Suite 590
                          Buffalo Grove, Illinois 60089


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                  The undersigned hereby appoints Rudolf A.J. Huyzer, Frank J. Leonard and Thomas F. Cullen as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock, par value $.01 per share, of BT Office Products International, Inc. (the "Company") held of record by the undersigned on March 31, 1997 at an Annual Meeting of Stockholders of the Company to be held on May 29, 1997 or any adjournment or postponement thereof.


1.   ELECTION OF DIRECTORS

     |_|  FOR all nominees listed below       |_|  WITHHOLD AUTHORITY to vote
          (except as marked to the contrary        for all nominees listed below
          below)

     (Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below.)

                                    Nominees:
     (each to serve until the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified)

                       Frank J. de Wit               Rob W.J.M. Bonnier
                       Rudolf A.J. Huyzer            Lorrence T. Kellar
                       Philip E. Beekman             Frans H.J. Koffrie



2.   TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE
     COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING
     DECEMBER 31, 1997.

     |_|  FOR                       |_|  AGAINST                   |_|  ABSTAIN



3. TO CONSIDER AND ACT UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY TO THE COMPANY.

                  When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

                  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf.



                    -----------------------------------
                    Name (please print)


                    -----------------------------------
                    Name of Corporation (if applicable)


                    (By)------------------------------- (Date) __________, 1997
                    Signature